UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2013

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2013, Teleflex Incorporated (the "Company" or "Teleflex") announced that Laurence G. Miller, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of Teleflex, has notified the Company that he plans to retire on May 2, 2014. Mr. Miller will step down from his current role effective immediately and no longer hold an executive officer position and remain an employee of the Company while he transitions his responsibilities to other members of senior corporate management. In connection with Mr. Miller’s agreement to remain in a transitional role with the Company and in consideration of his contributions to the Company over the past nine years, the Compensation Committee of the Company’s Board of Directors determined to accelerate the vesting of Mr. Miller’s outstanding equity awards. This acceleration will result in the vesting of an aggregate of 15,560 shares of restricted stock and 77,993 stock options previously granted to Mr. Miller in 2011, 2012 and 2013. The Company has also agreed to continue making bi-weekly payments to Mr. Miller through May 2, 2014 at a rate equal to his current base salary.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

November 1, 2013	By:	Cameron Hicks

Name: Cameron Hicks
Title: Vice President, Global Human Resources